INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in this Registration Statement of Vector Environmental Technologies, Inc. on Form S-8 of our report dated December 22, 1995, appearing in the Annual Report on Form 10-KSB of Vector Environmental Technologies, Inc. for the year ended September 30, 1995.



  DELOITTE & TOUCHE LLP

  Reno, Nevada
  May 6, 1996